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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Computer Literacy, Inc. on Form SB-2 of our report on Computer Literacy, Inc. dated July 10, 1998, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the use in this Registration Statement of our report on Computer Literacy Bookshops, Inc. dated July 10, 1998, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Deloitte & Touche LLP
San Jose, California
July 17, 1998